UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  MAY 23, 2002



                 ELECTRONIC IDENTIFICATION, INC.
     (Exact name of registrant as specified in its charter)




  Nevada               000-27365               88-0440528
(State of             (Commission           (I.R.S. Employer
organization)         File Number)         Identification No.)

#411 - 1200 West Pender Street, Vancouver, BC, Canada  V6E 2S9
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-8002




 (Former name or former address, if changed since last report.)


ITEM 5    OTHER EVENTS

On May 23, 2002, the Company announced that it postponed its special meeting of stockholders originally scheduled for May 30, 2002, as previously reported in its Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2002. Proxy materials were mailed to the Company's shareholders of record but not to shareholders holding their shares in nominee or street name accounts with brokers. Amended Proxy Materials will be mailed to all stockholders once the Company has rescheduled the special meeting of stockholders.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Electronic Identification, Inc.

                           By: /s/ Terry Kirby, President

                           Date:  May 23, 2002